                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              ACNB Corporation
                (Name of Registrant as Specified In Its Charter)

                              ACNB Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                 April 18, 1994



DEAR SHAREHOLDER:

      On behalf of the Board of Directors and management of ACNB Corporation, I call your attention to the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 10, 1994 at 1:00 p.m., prevailing time at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325.

     The Notice of the Annual Meeting and the Proxy Statement accompanying this letter address the formal business of the meeting. The formal business schedule includes: a proposal to fix the number of shareholders to be elected as Class 2 Directors at eight (8); the election of eight (8) Class 2 Directors for a three
(3) year term; and the ratification of the selection of the independent auditors for 1994. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying Proxy as soon as possible, in the postage prepaid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

                                             Sincerely,



                                             Ronald L. Hankey
                                             President

                                ACNB CORPORATION

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1994

                        --------------------------------


TO THE SHAREHOLDERS OF ACNB CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of ACNB CORPORATION (the "Corporation") will be held at 1:00 p.m, prevailing time, on Tuesday, May 10, 1994 at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, for the following purposes:

     1. To fix the number of shareholders to be elected as Class 2 Directors at eight (8).

     2. To elect eight (8) Class 2 Directors to serve for a three (3) year term expiring in 1997 and until their successors are elected and qualified;

     3. To ratify the selection of Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1994; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 1994 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1993 is being mailed with this Notice.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                         By Order of the Board of Directors,



                                         Ronald L. Hankey
                                         President



April 18, 1994

                                ACNB CORPORATION

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON MAY 10, 1994


                                    GENERAL


Introduction, Date, Time and Place of Annual Meeting
- ----------------------------------------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ACNB CORPORATION (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 10, 1994, at 1:00 p.m., prevailing time, at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at Adams County National Bank (the "Bank"), 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325. The telephone number for the Corporation is (717)334-3161. All inquiries should be directed to Ronald L. Hankey, President and Chief Executive Officer of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies
- ----------------------------------

     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about April 18, 1994.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the proposal to fix the number of shareholders to be elected as Directors at eight (8); FOR the election of the nominees for Class 2 Director named below and FOR the ratification of the selection of Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1994. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
- ---------------------

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John W. Krichten, Secretary of ACNB Corporation, at 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum
- -----------------------------------------

     At the close of business on March 1, 1994, the Corporation had issued and outstanding 2,673,918 shares of common stock, par value $5.00 per share, the only authorized class of stock (the "Common Stock").

     Only holders of Common Stock of record at the close of business on March 1, 1994 will be entitled to notice of and to vote at the Annual Meeting.
Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Section 1756 of the Pennsylvania Business Corporation Law of 1988, as amended the presence in person or by proxy of shareholders entitled to cast
- ----------
at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such matter is required for the approval of the proposal to fix the number of shareholders to be elected at eight (8). Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such proposal.

     Assuming the presence of a quorum, the eight (8) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such matter is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority of each such matter by reducing the total number of shares voted from which the required majority is calculated.


             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners
- ----------------

     As of March 1, 1994, there are no persons who own of record or who are known by the Board of Directors and management of the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock.

Beneficial Ownership by Officers, Directors and Nominees
- --------------------------------------------------------

     The following table sets forth as of March 1, 1994, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all officers, directors and nominees of the Corporation as a group.

     Name of Individual           Amount and Nature of            Percent
    or Identity of Group       Beneficial Ownership(1)(2)       of Class(3)
    --------------------       --------------------------       -----------
Philip P. Asper(4)                      2,617 (7)                    --
Franklin R. Bigham(5)                  10,755                        --
Robert G. Bigham(6)                     5,795 (8)                    --
C.F. Ditzler(4)                        17,298 (9)                    --
Guy F. Donaldson(6)                     1,380                        --
Frank Elsner, Jr.(6)                    5,459(10)                    --
Richard L. Galusha(5)                   4,105                        --
D. Richard Guise(4)                     2,603(11)                    --
J. Glenn Guise(5)                       3,348(12)                    --
Ronald L. Hankey(4)                     9,575(13)                    --
Jennifer W. Hartman(5)                    300                        --
Philip M. Jones(6)                     36,553(14)                  1.37%
Wayne E. Lau(5)                         2,056(15)                    --

William B. Lower(6)                    21,489(16)                    --
Paul G. Pitzer(5)                       3,750(17)                    --
S. M. Raffensperger(5)                 12,282(18)                    --
Charles E. Ritter(5)                   14,374(19)                    --
Ralph S. Sandoe(6)                      4,310(20)                    --
Marian B. Schultz(4)                      250(21)                    --
L. Robert Snyder(6)                     2,904(22)                    --
Ralph W. Tyson(6)                       6,660(23)                    --

All Officers, Directors and
Nominees as a Group
(50 persons)                          195,942(24)                  7.33%

- ---------------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 1994. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the directors and the Corporation.

(3)  Less than one percent (1%) unless otherwise indicated.

(4)  A Class 1 Director whose term expires in 1995.

(5) A Nominee for Class 2 Director whose term expires in 1997 and a Current Class 2 Director whose term expires in 1994.

(6)  A Class 3 Director whose term expires in 1996.

(7) The shares of Common Stock beneficially owned by Mr. Asper are held jointly with his spouse.

(8) Includes 2,370 shares of Common Stock held individually by Mr. Bigham; 705 shares of Common Stock held individually by his spouse; 1,265 shares of Common Stock are held by Mr. BIgham as custodian for his children; 1,200 shares of Common Stock are held by Adams County National Bank as Trustee of trusts for two of his children; and 255 shares of Common Stock owned by one of his children who resides at Mr. Bigham's home.

(9) Includes 16,932 shares of Common Stock held individually by Mr. Ditzler and 366 shares of Common Stock held jointly with his spouse.

(10) The shares of Common Stock beneficially owned by Mr. Elsner are held jointly with his spouse.

(11) Includes 1,806 shares of Common Stock held individually by Mr. Guise; 527 shares of Common Stock held jointly with his spouse; and 270 shares of Common Stock held individually by his spouse.

(12) Includes 3,048 shares of Common Stock held individually by Mr. Guise and 300 shares of Common Stock held individually by his spouse.

(13) Includes 3,114 shares of Common Stock held individually by Mr. Hankey and 6,461 shares of Common Stock held jointly with his spouse.

(14) Includes 4,037 shares of Common Stock held individually by Mr. Jones; 2,609 shares of Common Stock held individually by his spouse; 23,276 shares of Common Stock held by Elm Manufacturing Company which is wholly-owned by Mr. Jones; and 6,631 shares of Common stock held by Times and News Publishing Company of which Mr. Jones owns 43.68%.

(15) The shares of Common Stock beneficially owned by Mr. Lau are held jointly with his spouse.

(16) Includes 536 shares of Common Stock held individually by Mr. Lower and 20,953 shares of Common Stock held by William B. Lower, Trustee of William
     B. Lower, Sr. Revocable Trust.

(17) The shares of Common Stock beneficially owned by Mr. Pitzer are held jointly with his spouse.

(18) Includes 11,064 shares of Common Stock held jointly by Mr. Raffensperger and his spouse and 1,218 shares of Common Stock held individually by his spouse.

(19) Includes 9,626 shares of Common Stock held individually by Mr. Ritter; 3,048 shares of Common Stock held jointly with his children; and 1,700 shares of Common Stock are held by Mr. Ritter as custodian for his grandchildren.

(20) Includes 200 shares of Common Stock held individually by Mr. Sandoe and 4,110 shares of Common Stock held jointly with his spouse.

(21) The shares of Common stock beneficially owned by Mrs. Schultz are jointly held with her spouse.

(22) Includes 2,766 shares of Common Stock held individually by Mr. Snyder, and 138 shares of Common Stock held jointly with his spouse.

(23) The shares of Common Stock beneficially owned by Mr. Tyson are held jointly with his spouse.

(24) Does not include Mr. Wilbur A. Bankert, formerly a Class 1 Director, who died on February 6, 1994, or Officer William T. Timmins, Jr., who retired December 31, 1993.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders at any annual or special meeting thereof. The Bylaws of the Corporation provide that each Director of the Corporation must be a shareholder of the Corporation and, during the full term of his or her directorship, shall own a minimum of One Thousand Dollars ($1,000) par value of stock of the Corporation.

     The Articles of Incorporation of the Corporation also provide that the directors shall be divided into three classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) Directors. As of the date of this Proxy Statement, Class 1 consists of five Directors elected for a three-year term expiring in 1995; Class 2 consists of eight Directors elected for a three-year term expiring in 1994, and Class 3 consists of eight Directors elected for a three-year term expiring in 1996.

     A proposal will be offered at the Annual Meeting of Shareholders to fix the number of shareholders to be elected at eight (8) and a proposal for the election of nominees for Class 2 Directors of the Corporation to serve for a three-year term expiring in 1997. The affirmative vote of a majority of the shareholders represented in person or by proxy at the annual meeting is required to approve each of these proposals.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the proposal to fix the number of shareholders to be elected at eight (8) and for the election of the eight nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the directors in the class to be elected.


          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class 2 Director whose term expires in 1997 and the Current Class 2 Directors whose term expires in 1994, and the Class 1 Directors and Class 3 Directors whose terms expire in 1995 and 1996, respectively:

                         Age as of     Principal Occupation for     Director Since
                          March 1,    Past Five Years and Position   Corporation/
   Name                     1994    Held with Corporation and Bank       Bank
   ----                     ----    ------------------------------       ----

                      NOMINEES FOR CLASS 2 DIRECTORS WHOSE
                   TERM EXPIRES IN 1997 AND CLASS 2 DIRECTORS
                           WHOSE TERM EXPIRES IN 1994
                   ------------------------------------------

Franklin R. Bigham(1)(4)     85     Partner, law firm of               1982/1955
                                    Bigham & Raffensperger

Richard L. Galusha           72     Realtor                            1987/1962

J. Glenn Guise(2)(4)         83     Chairman, Adams County             1982/1952
                                    Motors Corporation,
                                    automobile dealer

Jennifer W. Hartman(3)(4)    46     Director of Gettysburg             1992/1992
                                    Center of Harrisburg Area
                                    Community College

Wayne E. Lau(3)              58     Sales Representative,              1987/1987
                                    Destinations, travel agency

Paul G. Pitzer(4)            75     Fruit Grower                       1992/1967

S. M. Raffensperger          69     Partner, law firm of               1982/1955
                                    Bigham & Raffensperger

Charles E. Ritter(3)(4)      82     Retired shoe manufacturer          1982/1955

                               CLASS 1 DIRECTORS
                           WHOSE TERM EXPIRES IN 1995
                           --------------------------

Philip P. Asper              45     Building contractor                1988/1988

C. F. Ditzler(4)             80     Home Builder                       1982/1949

D. Richard Guise(2)(4)       60     President, Adams County            1988/1988
                                    Motors automobile dealer

Ronald L. Hankey(5)          53     President and Chief                1982/1975
                                    Executive Officer of the
                                    Corporation and Bank

Marian B. Schultz(3)         44     Assistant Dean - Division of       1992/1992
                                    Undeclared Majors -
                                    Shippensburg University

                               CLASS 3 DIRECTORS
                           WHOSE TERM EXPIRES IN 1996
                           --------------------------

Robert G. Bigham(1)(3)(4)    49     Partner, law firm of               1982/1971
                                    Bigham & Raffensperger

Guy F. Donaldson             62     Fruit grower                       1982/1981

Frank Elsner, Jr.(3)(4)      66     Chairman and Chief Executive       1982/1974
                                    Officer, Elsner Engineering
                                    Works, Inc., designer and
                                    manufacturer of special
                                    machinery

Philip M. Jones              76     President, Times and News          1982/1979
                                    Publishing Company

William B. Lower(4)          64     President, Boyer                   1982/1974
                                    Nurseries & Orchards, Inc.

Ralph S. Sandoe              66     Fruit broker                       1987/1982

L. Robert Snyder             69     President, Littlestown Hardware &  1982/1979
                                    Foundry Co., Inc.

Ralph W. Tyson(4)            79     Fruit grower                       1987/1964

- --------------------

(1)  Franklin R. Bigham is the father of Robert G. Bigham.

(2)  J. Glenn Guise is the father of D. Richard Guise.

(3) Member of the Bank's Audit Committee. The functions of this committee include: periodic meetings with the Bank's Internal Auditors; periodic reviews of the procedures of the Bank's Internal Auditing Division and the information obtained by that Division; reviewing the results of the audit by the independent certified public accountants; and recommending the engagement and continuation of the certified pubic accountants by the Bank. The Committee held six (6) meetings in 1993.

(4) Member of the Personnel Committee. This Committee also performs the functions of a compensation committee. This Committee reviews the salary structure and the fringe benefit programs for all employees at least annually and makes recommendations to the Board of Directors concerning these matters. The Committee held three (3) meetings in 1993.

(5) Mr. Ronald L. Hankey is an ex-officio Member of all the committees, except the Audit Committee which membership consists solely of outside directors.


     During 1993, the Corporation and the Bank's Board of Directors held twenty-six (26) meetings. Each of the Directors attended at least 75% of the combined total number of meetings of the Corporation's and Bank's Board of Directors and the committees of which he or she is a member, with the exception of Mr. Guy F. Donaldson.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a compensation or a nominating committee; however, the Bank has a Personnel Committee which functions as a Compensation Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with
Article II, Section 202 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1993, 1992 and 1991 of those persons who were, at December 31, 1993, (i) Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000.

                                        SUMMARY COMPENSATION TABLE

                        Annual Compensation                                        Long-Term Compensation
                                                                    Awards     Payouts
 (a)              (b)        (c)           (d)          (e)          (f)         (g)         (h)         (i)
                                                       Other
   Name                                               Annual     Restricted                           All Other
    and                                               Compen-       Stock      Options/     LTIP       Compen-
 Principal                  Salary        Bonus        sation      Award(s)      SARs      Payouts      sation
 Position        Year        ($)           ($)          ($)          ($)         (#)         ($)        ($)(1)
 --------        ----       ------        -----       -------    ----------    --------    -------    ---------
Ronald L.        1993      135,000        2,700          0            0           0            0        2,700
Hankey           ----
President        1992      132,600        3,840          0            0           0            0            0
and Chief        ----
Executive        1991      129,680        3,750          0            0           0            0            0
Officer of       ----
the Corpor-
ation and
the Bank



- ---------------------------

      (1)This represents amount contributed by Bank to a 401(k) Plan.


Retirement Plan
- ---------------

     The employees of the Bank are covered under the Group Pension Plan for Employees of Adams County National Bank (the "Plan"). The Plan, as amended from time to time, is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The most recent amendment is effective November 1, 1989. The Plan is administered by Adams County National Bank as the Plan Administrator and is primarily funded by a group annuity contract with Mutual Life Insurance Company of New York, effective November 1, 1974, as amended.
                                                                -- -------

     Amounts are set aside each year to fund the Plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense for the Plan for 1993 was $259,770. The contribution made by the Bank to the Plan in 1993 equalled $275,954. This contribution was sufficient to meet the legal minimum funding requirements.

     Each employee of the Bank who attains the age of 20 years and 6 months or who completes six months of eligible service, whichever is later, becomes eligible to participate in the Plan on the following anniversary of the Plan. The Plan generally provides for a prospective benefit at the age of 65 years for the employee's remaining lifetime with payments certain for five years, calculated as follows: 1% of final average compensation below the applicable Social Security Covered Compensation, and 1.3% of such earnings above the Covered Compensation, the total being multiplied by years of credited service up to a maximum of 45 years of credited service. The employee benefit accrued as of October 31, 1989 shall be maintained as a minimum benefit. If an employee has earned 30 or more years of credited service, he is eligible to retire at age 62 with no reduction applied to his benefit.

     The following table shows for different final average compensation and for different years of credited service, the annual benefits currently payable upon retirement at age 65 by a participating employee:

                           Annual Retirement Income*
                           -------------------------

             Final
            Average                   Years of Service
          Compensation       15        25         35       45 or more
          ------------    -------    -------    -------    ----------
           $ 50,000       $ 8,796    $14,661    $20,525     $ 26,389
             75,000        13,671     22,786     32,900       41,014
            100,000        18,546     30,911     43,275       55,639
            125,000        23,421     39,036     54,650       70,264
            150,000        28,296     47,161     66,025       84,889
            175,000        33,171     55,286     77,400       99,514
            200,000        38,046     63,411     88,775      112,221

*Assumes normal retirement date (age 65) occurs in 1993. Actual benefits may be slightly higher on account of benefits earned under the Plan prior to recent amendment. Later retirement dates produce smaller retirement benefits as Social Security Covered Compensation increases.

For 1993, the covered compensation, including only salary, for Mr. Hankey, President and Chief Executive Officer, was $135,000.00. As of December 31, 1993, credited years of service under the plan for Mr. Hankey was 36 years.

401(k) Plan
- -----------

     The Bank maintains a defined contribution - profit sharing 401(k) Plan effective on January 31, 1993 (the "Plan"). The Plan Sponsor and Plan Administrator is Adams County National Bank. Ronald L. Hankey, President and Chief Executive Officer of the Corporation and the Bank, and John W. Krichten, Vice President, Cashier and Chief Financial Officer of the Bank, are the Plan Trustees. The Plan is subject to certain laws and regulations pursuant to the Internal Revenue Code and participants are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974.

     To be eligible to become a participant in the Plan, an employee is required to work six months and attain the age of 20 1/2. An eligible employee may elect to contribute certain portions of salary and wages (other than bonuses), or other direct remuneration to the Plan. Generally, eligible employees may not contribute more than ten percent (10%) of such compensation. The Bank matches a certain percentage of the employee contribution. In 1993, the Bank matched one hundred percent (100%) of the employee's contribution, up to a maximum of two percent (2%) of annual salary. The Bank's contributions to the Plan for each participant vest in six (6) years. The employee's contributions to the Plan vest immediately.

Compensation of Directors
- -------------------------

     Each Director of the Bank received $195 per meeting of the Board of Directors attended and was permitted two paid absences. For each meeting attended, each member of the Appraisal Committee was paid on an hourly basis as follows: $75 for each meeting of two hours or less; $100 for each meeting of over two hours and less than four hours; and $150 for each meeting of four hours or more. For each meeting attended, each member of the Audit Committee was paid on an hourly basis at the rate of $75 per hour. Each member of all of the committees of the Board of Directors of the Bank received $55 per Committee meeting attended.

     In the aggregate, The Board of Directors of the Bank received $137,053 for all Board of Directors' meetings and committee meetings attended in 1993. This amount includes all Directors fees paid to all individuals who served as Directors in 1993. During 1993, the Board of Directors of the Corporation held twenty-six (26) meetings. Directors received no remuneration for attendance at these meetings of the Board of Directors of the Corporation.

Compensation Committee Interlocks and Insider Participation in Compensation
- ---------------------------------------------------------------------------
Decisions
- ---------

     Ronald L. Hankey, President and Chief Executive Officer is an ex-officio member of the Personnel Committee which also performs the functions of a compensation committee. Mr. Hankey makes recommendations to the Personnel Committee regarding merit raise increases for all employees based on a merit appraisal in connection with recommendations provided by an outside consultant. Merit reviews of Mr. Hankey, President and Chief Executive Officer of the Corporation and the Bank, Mr. Krichten, Secretary and Treasurer of the Corporation and Vice President, Cashier and Chief Financial Officer of the Bank, and Mr. Timmins, Senior Vice President and Senior Trust Officer of the Bank, are conducted by the Personnel Committee. Mr. Hankey does not participate in conducting his review. The merit reviews are then submitted to the entire Board of Directors to be voted upon in order to establish compensation policies.

Board Compensation Committee Report on Executive Compensation
- -------------------------------------------------------------

     The Board of Directors of ACNB Corporation (the "Corporation") is responsible for the governance of the Corporation and its wholly-owned subsidiary, Adams County National Bank (the "Bank"). In fulfilling its fidicuary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Bank. Corporate employees receive no compensation.

     The fundamental philosophy of the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Personnel Committee comprised of thirteen directors who are listed below. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent and dedicated managers whose efforts will enhance the products and services of the Bank, the results of which will be improved profitability, increased dividends to the Corporation's shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the chief executive officer and two other executive officers. The Committee utilizes a Regional Financial Industry Salary Survey which covers financial institutions in the Pennsylvania, Maryland, Washington, D.C., and Virginia marketplace. The referenced survey includes more institutions than are listed on the peer group performance chart.

CEO Compensation
- ----------------

     The Board of Directors has determined that the CEO's 1993 compensation of $137,700 and an eleven percent (11%) increase in aggregate CEO compensation is appropriate in light of the 1993 Corporation performance accomplishments. There is no direct correlation between the CEO's compensation, the CEO's increase in compensation and the Corporation's 1993 performance. The CEO's compensation and the increase in such compensation are based on the Committee's subjective determination after review of all information.

Executive Officers
- ------------------

     The Board of Directors has established that the compensation of the Bank's executive officers will increase by six and one-half percent (6.5%). Compensation increases were determined by the Committee based on its subjective analysis of the individual's contribution to the Bank's strategic goals and objectives. The determination by the Committee is subjective after review of all information it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the Bank's

401(k) plan.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsi-bilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

     The foregoing report has been furnished by the Personnel Committee which performs the functions of a compensation committee: Wilbur A. Bankert (deceased, February 6, 1994), Franklin R. Bigham, Robert G. Bigham, C. F. Ditzler, Frank Elsner, Jr., D. Richard Guise, J. Glenn Guise, Ronald L. Hankey (ex-officio member), Jennifer W. Hartman, William B. Lower, Paul G. Pitzer, Charles E. Ritter and Ralph W. Tyson.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1989 and ended December 31, 1993. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

             ACNB Corporation Common, S&P 500 & Peer Group Indices























(1) The peer group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens and Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Penn Security Bank and Trust Company; Pennrock Financial Services; Sterling Financial Corporation; Franklin Financial; and Penns Woods Bancorp, Inc. These companies were selected based on four criteria: total assets between $150 million and $600 million; market capitalization greater than $25 million; headquarters located in Pennsylvania; and not quoted on NASDAQ. This is the same Peer Group as 1992 except that Valley Bancorp, Inc., which merged out of existence, has been replaced by Franklin Financial, and Sun Bancorp, Inc., which began quotation on NASDAQ during 1993, has been replaced by Penns Woods Bancorp, Inc.

                            CERTAIN TRANSACTIONS

     Except as described below, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Franklin R. Bigham, S. M. Raffensperger and Robert G. Bigham are partners of the law firm of Bigham & Raffensperger, which law firm has been retained by the Bank throughout the past several years and will be retained during 1994. During 1993, the law firm received from the Bank fees of approximately $92,151 for legal services rendered to the Bank. Approximately 46% of the legal fees paid pertained to services rendered by the law firm for collection of delinquent loan accounts. A substantial portion of the collection fees were recovered by the Bank in the collection process.

     Total loans outstanding from the Corporation and the Bank at December 31, 1993, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $3,273,105, or approximately 8.0% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 4, 1994, to the above described group was $3,152,037.

                     PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                Bank                        Age as of
                       Held   Employee   Number of Shares    March 1,
  Name and Position    Since   Since    Beneficially Owned     1994
- ---------------------  -----  --------  ------------------  ---------
Ronald L. Hankey -      1982    1957          9,575             53
President and Chief
Executive Officer

John W. Krichten -      1982    1980         14,926(1)          47
Secretary and Treasurer

Lynda L. Glass -        1993    1984             32(2)          33
Assistant Secretary

_______________

(1) Includes 1,560 shares of Common Stock held individually by Mr. Krichten; 13,025 shares of Common Stock held jointly with his spouse; and 341 shares of Common Stock are held by Mr. Krichten as custodian for their children.

(2)  Shares of Common Stock are held jointly with spouse.

                         PRINCIPAL OFFICERS OF THE BANK

     The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                       Bank         Number of     Age as of
                     Office and Position     Held    Employee     Shares Bene-     March 1,
      Name              with the Bank       Since      Since     ficially Owned      1994
      ----              -------------       -----      -----     --------------      ----
Ronald L. Hankey     President and Chief     1976       1957         9,575            53
                     Executive Officer

William T.           Senior Vice President   1976       1946         2,010(1)         69
Timmins, Jr.         and Senior Trust
                     Officer

John W. Krichten     Vice President,         1987       1980        14,926            47
                     Cashier and Chief
                     Financial Officer

- ---------------

(1) The shares of Common Stock beneficially owned by Mr. Timmins are held jointly with his spouse.

                      RATIFICATION OF INDEPENDENT AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Harry Ness & Company, Certified Public Accountants, of York, Pennsylvania, as the Corporation's independent auditors for its 1994 fiscal year. The Corporation has been advised by Harry Ness & Company that none of its members has any financial interest in the Corporation. Ratification of Harry Ness & Company will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. In the event that the shareholders do not ratify the selection of Harry Ness & Company, as the Corporation's independent auditors for the 1994 fiscal year, another accounting firm may be chosen to provide independent public accountant audit services for the 1994 fiscal year. A representative of Harry Ness & Company will not be present at the Annual Meeting of Shareholders. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Harry Ness & Company as the independent auditors for the Corporation for the year ending December 31, 1994.

                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1993 is enclosed with this Proxy Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1995 Annual Meeting of Shareholders must deliver such proposal in writing to the President of ACNB Corporation at its principal executive offices, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325, not later than Wednesday, December 21, 1994.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD
                      -- -------
L. HANKEY, PRESIDENT, ACNB CORPORATION, 675 OLD HARRISBURG ROAD, GETTYSBURG, PENNSYLVANIA 17325.

                                ACNB CORPORATION

                                     PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 1994 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints ______________ and _________________ and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of ACNB Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Main Office of Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, Pennsylvania 17325 on Tuesday, May 10, 1994 at 1:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1. PROPOSAL TO FIX THE NUMBER OF SHAREHOLDERS TO BE ELECTED AS CLASS 2 DIRECTORS AT EIGHT (8).

     [ ]  FOR                  [ ]  AGAINST                 [ ]  ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.

- --------------------------------------------------------------------------------

2.   ELECTION OF CLASS 2 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

     Franklin R. Bigham, Richard L. Galusha, J. Glenn Guise, Jennifer W. Hartman, Wayne E. Lau, Paul G. Pitzer, S. M. Raffensperger and Charles E. Ritter.

     [ ]  FOR all nominees                [ ]  WITHHOLD AUTHORITY
          listed above (except                 to vote for all
          as marked to the                     nominees listed
          contrary below)                      above

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

3. PROPOSAL TO RATIFY THE SELECTION OF HARRY NESS & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, OF YORK, PENNSYLVANIA, AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1994.

     [ ]  FOR                  [ ]  AGAINST                 [ ]  ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.

- --------------------------------------------------------------------------------

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1 AND 3.

                                          Dated:                         , 1994
                                                 ------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          Signature(s)                   (Seal)



Number of Shares Held of
Record on March 1,
1994
     ------------


     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.